      As Filed with the Securities and Exchange Commission on April 6, 2001

                                                Registration No. _____________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                   ----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                        SANCHEZ COMPUTER ASSOCIATES, INC.


       PENNSYLVANIA                                23-2161560


       40 Valley Stream Parkway
       Malvern, Pennsylvania                          19355


                        SANCHEZ COMPUTER ASSOCIATES, INC.
               AMENDED AND RESTATED 1995 EQUITY COMPENSATION PLAN
                               MICHAEL A. SANCHEZ
                                    CHAIRMAN
                        SANCHEZ COMPUTER ASSOCIATES, INC.
                            40 VALLEY STREAM PARKWAY
                                MALVERN, PA 19355
                                 (610) 296-8877

                                   ----------

                         Copy of all communications to:
                            CARL SOTTOSANTI, Esquire
                                 General Counsel
                        Sanchez Computer Associates, Inc.
                            40 Valley Stream Parkway
                                Malvern, PA 19355
                                 (610) 296-8877

                         CALCULATION OF REGISTRATION FEE
================================================================================
TITLE OF                         PROPOSED         PROPOSED
SECURITIES                       MAXIMUM          MAXIMUM            AMOUNT OF
TO BE             AMOUNT TO     OFFERING PRICE    AGGREGATE        REGISTRATION
REGISTERED      BE REGISTERED   PER SHARE (1)   OFFERING PRICE (1)     FEE
--------------------------------------------------------------------------------
Common Stock
 (no par value)  2,000,000(2)      $7.44         $14,880,000           $3,720
================================================================================

(1) Estimated pursuant to Rule 457(h) under the Securities Act of 1933 solely for the purposes of calculating the registration fee, based upon the average of the high and low sales prices of shares of Common Stock on April 5, 2001, as reported on the Nasdaq National Market.

(2) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

            The information required by Part I of Form S-8 is included in documents to be given to the recipient of the securities registered hereby in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

            Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed in order to register additional shares of Common Stock, no par value per share, of Sanchez Computer Associates, Inc. (the "Company"), with respect to a currently effective Registration Statement on Form S-8 of the Company relating to certain employee benefit plans of the Company including the Company's Amended and Restated 1995 Equity Compensation Plan, as filed in Form 14A Definitive Proxy Statement dated April 23, 1999.

            The contents of the Registration Statement on Form S-8 as filed on February 6, 1997, Registration No. 333-21247, are incorporated by reference into this Registration Statement.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

            The validity of the Common Stock registered hereunder has been passed upon for the Company by Carl Sottosanti, Esquire, 40 Valley Stream Parkway, Malvern, Pennsylvania, 19355. Mr. Sottosanti is General Counsel of the Company and Mr. Sottosanti owns 5,464 shares of Common Stock and options to purchase 22,334 shares of Common Stock. The aforementioned options to purchase include vested options to purchase 12,000 shares of Common Stock and unvested options to purchase 12,334 shares of Common Stock.

Item 8.  EXHIBITS.

            The following exhibits are filed as part of this Registration Statement.


Exhibit
Number      Exhibit
------      -------

5.1         Opinion of Carl Sottosanti, Esquire

23.1        Consent of Independent Public Accountants- Arthur Andersen LLP

23.3 Consent of Carl Sottosanti, Esquire (included in his opinion filed as Exhibit 5.1 hereto)

24          Power of Attorney

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Malvern, Pennsylvania, on April 6, 2001.

                                    SANCHEZ COMPUTER ASSOCIATES, INC.


                                    By: /s/ Frank R. Sanchez
                                       ---------------------------
                                          Frank R. Sanchez
                                          Chief Executive Officer and Director

                                POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Frank R. Sanchez and Joseph F. Waterman, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                       NAME                                    DATE

/s/ Michael A. Sanchez                                      April 6, 2001
----------------------
Michael A. Sanchez, Chairman of the Board of Director

/s/ Frank R. Sanchez                                        April 6, 2001
--------------------
Frank R. Sanchez, Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Todd A. Pittman                                         April 6, 2001
-------------------
Todd A Pittman, Senior Vice President and Chief
Financial Officer (Principal Financial and
Accounting Officer)

/s/ Joseph F. Waterman                                      April 6, 2001
----------------------
Joseph F. Waterman, President, Chief Operating
Officer and Director

/s/ John D. Loewenberg                                      April 6, 2001
----------------------
John D. Loewenberg, Director

/s/ Thomas C. Lynch                                         April 6, 2001
-------------------
Thomas C. Lynch, Director

/s/ Frederick J. Gronbacher                                 April 6, 2001
---------------------------
Frederick J. Gronbacher


                                       -3-